Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 20, 2025, National Fuel Gas Company (“National Fuel”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CenterPoint Energy Resources Corp. (the “Seller”), a subsidiary of CenterPoint Energy, Inc., pursuant to which, among other things, National Fuel agreed to acquire from the Seller all of the issued and outstanding equity interests of Vectren Energy Delivery of Ohio, LLC (“CenterPoint Ohio”), the Seller’s Ohio natural gas local distribution company business, for an aggregate purchase price of $2.62 billion, subject to customary adjustments, as provided in the Purchase Agreement (the “Acquisition”). The closing of the Acquisition occurred on October 1, 2026 (the “Closing Date”). Upon consummation of the Acquisition, the purchase price was paid through a combination of:

•	$1.42 billion in cash (“Cash Consideration”); and

•	$1.2 billion in a promissory note issued by National Fuel to the Seller (“Seller Note Facility” and, together with the Cash Consideration, the “Acquisition Consideration”).

The unaudited pro forma condensed combined financial information presented below consists of an unaudited pro forma condensed combined statement of income for the nine months ended June 30, 2026, an unaudited pro forma condensed combined statement of income for the year ended September 30, 2025, and an unaudited pro forma condensed combined balance sheet as of June 30, 2026. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents historical financial information of National Fuel and CenterPoint Ohio adjusted to give effect to the Acquisition and other events contemplated by the Purchase Agreement. The unaudited pro forma condensed combined financial information of National Fuel also gives effect to related financing events contemplated by National Fuel or that have already occurred but are not yet reflected in the historical financial information of National Fuel and are considered material transactions separate from the Acquisition. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had been completed on June 30, 2026, while the unaudited pro forma condensed combined statements of income for the nine months ended June 30, 2026 and for the year ended September 30, 2025 are presented as if the combination transactions had been completed on October 1, 2024.

Expected Accounting Treatment of the Acquisition

The Acquisition is accounted for as a business combination in accordance with the acquisition method of accounting under accounting principles generally accepted in the United States of America (“GAAP”). National Fuel is determined to be the accounting acquirer and CenterPoint Ohio is determined to be the accounting acquiree. This determination was primarily based on the transfer of Cash Consideration by National Fuel to the economic interest holder of CenterPoint Ohio at Acquisition closing and the ownership, voting rights, composition of the governing body, and the designation of certain senior management positions of the acquired entity post-closing. Under this method of accounting, the purchase price of the Acquisition was allocated to the assets acquired and liabilities assumed based on their preliminary fair values at the Closing Date. Any excess of the estimated fair value of the consideration transferred over the estimated fair value of identifiable assets and liabilities was recorded as goodwill.

Related Financing Events

Private Placement

In connection with the Purchase Agreement, on December 12, 2025, National Fuel entered into a common stock subscription agreement with certain investors, pursuant to which National Fuel agreed to sell to the investors, in a private placement (the “Private Placement”), 4,402,513 shares of common stock at a purchase price of $79.50 per share. The Private Placement closed on December 17, 2025, and National Fuel received gross proceeds of $350 million, before deducting fees and expenses. The funds from the Private Placement were temporarily used to reduce short-term borrowings that were outstanding at December 31, 2025. Additional short-term borrowings were issued to fund the closing of the Acquisition.

Debt Financing

In connection with the Purchase Agreement, National Fuel entered into a bridge facility commitment letter (the “Bridge Commitment Letter”) with certain financial institutions committed to provide National Fuel financing under a senior unsecured bridge loan facility (the “Bridge Facility”) comprised of a $1.42 billion 364-day tranche (the “Acquisition Tranche”), the proceeds of which were to be used to finance the Acquisition, and a $1.2 billion 364-day tranche (the “Seller Note Tranche”), the proceeds of which shall be used to refinance the Seller Note Facility at its scheduled maturity.

On November 6, 2025, National Fuel entered into a 364-day term loan facility commitment letter with certain financial institutions to provide National Fuel financing under a senior unsecured delayed draw term loan facility (the “364-Day Facility”) in an aggregate principal amount of $1.42 billion, the proceeds of which were to be used, if needed, to finance the Acquisition. The 364-Day Facility commitments reduced the Acquisition Tranche commitments under the Bridge Facility to zero.

On November 6, 2025, National Fuel also entered into a joinder agreement to the Bridge Commitment Letter pursuant to which additional financial institutions joined as commitment parties in respect of the Seller Note Tranche.

On June 10, 2026, National Fuel issued a $1.5 billion aggregate principal amount of senior unsecured notes (the “Notes”) at a weighted average interest rate of 5.10%. The net proceeds were used to (a) fund a portion of the Acquisition, (b) pay transaction and financing costs, and (c) repay certain existing indebtedness of National Fuel.

Subsequent to both the completion of the Private Placement and the Notes issuance, the 364-Day Facility commitments were reduced by a corresponding amount, ultimately to zero, and the Seller Note Tranche commitments were reduced in part, by the net cash proceeds from the Notes offering. National Fuel expects to reduce the Seller Note Tranche commitments further through future offerings or financings, possibly to zero, prior to the scheduled maturity of the Seller Note Facility, but there can be no assurance that any such offerings or financings will occur.

National Fuel is party to a syndicated credit agreement that provides a $1.3 billion unsecured committed revolving credit facility (the “Revolving Credit Facility”). The credit agreement backs National Fuel’s commercial paper program. As of June 30, 2026, there was no amount drawn under the commercial paper program. Subsequently, National Fuel borrowed $244.0 million under its commercial paper program at a rate of 4.45%, in connection with the Acquisition.

A portion of the Acquisition Consideration was financed at closing by the Seller Note Facility, pursuant to which the Seller, as lender, agrees to provide National Fuel, as borrower, a $1.2 billion unsecured term loan credit facility that matures on the last business day that is not more than 364 days from the closing of the Acquisition. The borrowings under the Seller Note Facility bear interest at a rate of 6.50% per annum. The Seller Note Facility is described within the Unaudited Pro Forma Condensed Combined Balance Sheet as the Short-Term Promissory Note.

Debt issuance costs for the Notes will be amortized over the respective terms of the debt.

Other Information

The unaudited pro forma condensed combined financial information and corresponding notes to the unaudited pro forma condensed combined financial information were derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•

The historical audited consolidated financial statements of National Fuel as of and for the fiscal year ended September 30, 2025, as included in National Fuel’s Annual Report on Form 10-K filed with the SEC on November 21, 2025;

•

The historical unaudited consolidated financial statements of National Fuel for the nine months ended June 30, 2026, as included in National Fuel’s Quarterly Report on Form 10-Q filed with the SEC on July 30, 2026;

•

The historical audited financial statements of CenterPoint Ohio as of and for the fiscal year ended December 31, 2025, which are included as Exhibit 99.1 to National Fuel’s Current Report on Form 8-K filed with the SEC on May 26, 2026; and

•

The historical unaudited condensed consolidated financial statements of CenterPoint Ohio for the nine months ended June 30, 2026, which were derived by starting with its audited results for the fiscal year ended December 31, 2025, removing unaudited results for the nine months ended September 30, 2025, and subsequently adding the unaudited results for the six months ended June 30, 2026, which are included as Exhibit 99.2 to National Fuel’s Current Report on Form 8-K filed with the SEC on October 1, 2026.

The unaudited pro forma condensed combined financial information should also be read together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of National Fuel’s annual reports.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(Thousands of dollars)

	Historical
	As of June 30, 2026	As of June 30, 2026
	National Fuel	CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments - Reclassification	Notes	Transaction Accounting Adjustments - Financing	Notes	Transaction Accounting Adjustments - Acquisition	Notes	Pro Forma Combined
ASSETS
Property, Plant and Equipment	$16,097,040	$2,350,262	$-		$-		$(107,382)	5a	$18,339,920
Less - Accumulated Depreciation, Depletion and Amortization	8,002,972	495,703	-		-		(45,989)	5a	8,452,686

	8,094,068	1,854,559	-		-		(61,393)		9,887,234

Current Assets
Cash and Temporary Cash Investments	1,235,178	163	-		1,444,000	4a,4b	(2,654,750)	5a, 5b	24,591
Receivables - Net of Allowance for Uncollectible Accounts	227,913	47,338	-		-		-		275,251
Unbilled Revenue	16,916	14,679	-		-		-		31,595
Accounts and Notes Receivable - Affiliated Companies	-	29,918	-		-		(29,918)	5a	-
Gas Stored Underground	12,838	-	-		-		-		12,838
Materials and Supplies - at average cost	51,232	9,721	-		-		-		60,953
Unrecovered Purchased Gas Costs	2,136	-	-		-		-		2,136
Other Current Assets	67,660	86	-		-		-		67,746

	1,613,873	101,905	-		1,444,000		(2,684,668)		475,110

Other Assets
Recoverable Future Taxes	98,996	-	-		-		-		98,996
Unamortized Debt Expense	5,821	-	-		-		-		5,821
Other Regulatory Assets	123,464	358,905	-		-		-		482,369
Deferred Charges	117,345	-	-		-		-		117,345
Other Investments	66,946	-	-		-		-		66,946
Goodwill	5,476	219,000	-		-		588,551	5a	813,027
Prepaid Pension and Post-Retirement Benefit Costs	187,737	-	-		-		-		187,737
Fair Value of Derivative Financial Instruments	127,630	-	-		-		-		127,630
Other	10,411	-	-		-		-		10,411

	743,826	577,905	-		-		588,551		1,910,282

Total Assets	$10,451,767	$2,534,369	$-		$1,444,000		$(2,157,510)		$12,272,626

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET - (continued)

AS OF JUNE 30, 2026

(Thousands of dollars)

	Historical
	As of June 30, 2026	As of June 30, 2026
	National Fuel	CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments - Reclassification	Notes	Transaction Accounting Adjustments - Financing	Notes	Transaction Accounting Adjustments - Acquisition	Notes	Pro Forma Combined
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholder’s Equity
Common Stock	$95,036	$-	$-		$-		$-		$95,036
Paid in Capital	1,393,023	-	-		-		-		1,393,023
Additional paid-in-capital	-	931,242	-		-		(931,242)	5a	-
Earnings Reinvested in the Business	2,426,044	-	-		-		(31,739)	5b	2,394,305
Accumulated Other Comprehensive Income	9,576	-	-		-		-		9,576
Retained earnings	-	85,055	-		-		(85,055)	5a	-

Total Comprehensive Shareholders’ Equity	3,923,679	1,016,297	-		-		(1,048,036)		3,891,940
Long -Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	3,567,401	-	-		-		-		3,567,401
Long-term debt - affiliated companies, net of current maturities	-	763,767	-		-		(763,767)	5a	-

Total Capitalization	7,491,080	1,780,064	-		-		(1,811,803)		7,459,341

Current and Accrued Liabilities
Notes Payable to Banks and Commercial Paper	-	-	-		244,000	4b	-		244,000
Short-Term Promissory Note	-	-	-		1,200,000	4a	-		1,200,000
Current Portion of Long-Term Debt	-	-	-		-		-		-
Accounts Payable	146,096	33,687	-		-		-		179,783
Accounts payable - affiliated companies	-	30,442	-		-		(30,442)	5a	-
Current maturities of long-term debt - affiliated companies	-	59,582	-		-		(59,582)	5a	-
Amounts Payable to Customers	752	-	-		-		-		752
Dividends Payable	52,745	-	-		-		-		52,745
Interest Payable on Long-Term Debt	34,475	-	-		-		-		34,475
Customer Security Deposits	27,723	4,332	-		-		-		32,055
Other Accruals and Current Liabilities	241,398	43,850	-		-		(42,234)	5a, 5b	243,014
Fair Value of Derivative Financial Instruments	1,027	-	-		-		-		1,027

	504,216	171,893	-		1,444,000		(132,258)		1,987,851

Other Liabilities
Deferred Income Taxes	1,353,287	213,449	-		-		(213,449)	5a	1,353,287
Taxes Refundable to Customers	302,149	-	-		-		-		302,149
Cost of Removal Regulatory Liability	319,921	-	-		-		-		319,921
Other Regulatory Liabilities	116,935	323,618	-		-		-		440,553
Other Post-Retirement Liabilities	3,768	-	-		-		-		3,768
Asset Retirement Obligations	223,021	-	35,055	2a	-		-		258,076
Other Liabilities	137,390	45,345	(35,055)	2a	-		-		147,680

	2,456,471	582,412	-		-		(213,449)		2,825,434

Total Capitalization and Liabilities	$10,451,767	$2,534,369	$-		$1,444,000		$(2,157,510)		$12,272,626

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JUNE 30, 2026

(in thousands, except share and per share data)

	Historical
	For the Nine Months Ended June 30, 2026	For the Nine Months Ended June 30, 2026
	National Fuel	CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments - Reclassification	Notes	Transaction Accounting Adjustments - Financing	Notes	Transaction Accounting Adjustments - Acquisition	Notes	Pro Forma Combined
INCOME
Operating Revenues:
Utility Revenues	$850,258	$245,236	$-		$-		$-		$1,095,494
Integrated Upstream and Gathering Revenues	984,561	-	-		-		-		984,561
Pipeline and Storage Revenues	212,558	-	-		-		-		212,558

	2,047,377	245,236	-		-		-		2,292,613

Operating Expenses:
Purchased Gas	323,335	6,395	-		-		-		329,730
Operation and Maintenance:
Utility	187,549	61,352	-		-		-		248,901
Integrated Upstream and Gathering and Other	180,904	-	-		-		-		180,904
Pipeline and Storage	88,459	-	-		-		-		88,459
Property, Franchise and Other Taxes	72,519	37,535	-		-		-		110,054
Depreciation, Depletion and Amortization	362,412	61,378	-		-		(6,045)	6d	417,745

	1,215,178	166,660	-		-		(6,045)		1,375,793

Operating Income	832,199	78,576	-		-		6,045		916,820
Other Income (Expense):
Other Income	37,100	2,315	9,101	2c	-		-		48,516
Interest Expense on Long-Term Debt	(96,776)	-	(27,416)	2b	(43,267)	4c, 4e, 4f	32,432	6a,6b	(135,027)
Other Interest Expense	(16,344)	(18,126)	18,315	2b, 2c	-		-		(16,155)

Income Before Income Taxes	756,179	62,765	-		(43,267)		38,477		814,154
Income Tax Expense	188,245	5,680	-		(9,085)	4i	8,080	6e	192,920

Net Income Available for Common Stock	567,934	57,085	-		(34,182)		30,397		621,234

Earnings Per Common Share:
Basic:
Net Income Available for Common Stock	$6.06								$6.54	6f
Diluted
Net Income Available for Common Stock	$6.01								$6.49	6f
Weighted Average Common Shares Outstanding
Used in Basic Calculation	93,730,191								94,971,924	6f
Used in Diluted Calculation	94,445,771								95,687,504	6f

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED SEPTEMBER 30, 2025

(in thousands, except share and per share data)

	Historical
	For the Year Ended September 30, 2025	For the Year Ended December 31, 2025
	National Fuel	CenterPoint Ohio (Historical as adjusted in Note 2)	Transaction Accounting Adjustments- Reclassification	Notes	Transaction Accounting Adjustments- Financing	Notes	Transaction Accounting Adjustments- Acquisition	Notes	Pro Forma Combined
INCOME
Operating Revenues:
Utility Revenues	$817,274	$267,504	$-		$-		$-		$1,084,778
Integrated Upstream and Gathering and Other Revenues	1,184,136	-	-		-		-		1,184,136
Pipeline and Storage Revenues	276,131	-	-		-		-		276,131

	2,277,541	267,504	-		-		-		2,545,045

Operating Expenses:
Purchased Gas	213,441	5,549	-		-		-		218,990
Operation and Maintenance:
Utility	230,639	78,889	-		-		-		309,528
Integrated Upstream and Gathering and Other	206,616	-	-		-		31,739	6c	238,355
Pipeline and Storage	120,610	-	-		-		-		120,610
Property, Franchise and Other Taxes	94,380	42,271	-		-		-		136,651
Depreciation, Depletion and Amortization	456,594	58,880	-		-		(7,258)	6d	508,216
Impairment of Assets	141,802	-	-		-		-		141,802

	1,464,082	185,589	-		-		24,481		1,674,152

Operating Income	813,459	81,915	-		-		(24,481)		870,893
Other Income (Expense):
Other Income (Deductions)	36,428	5,216	22,484	2c	-		-		64,128
Interest Expense on Long-Term Debt	(140,870)	-	(33,202)	2b	(65,078)	4c, 4d, 4f	50,812	6a, 6b	(188,338)
Interest Expense on Short-Term Promissory Note	-	-	-		(77,786)	4g	-		(77,786)
Other Interest Expense	(14,964)	(10,268)	10,718	2b, 2c	(10,828)	4h	-		(25,342)

Income Before Income Taxes	694,053	76,863	-		(153,692)		26,331		643,555
Income Tax Expense	175,549	8,449	-		(32,275)	4i	5,530	6e	157,253

Net Income Available for Common Stock	518,504	68,414	-		(121,417)		20,801		486,302

Earnings Per Common Share:
Basic:
Net Income Available for Common Stock	$5.73								$5.12	6f
Diluted
Net Income Available for Common Stock	$5.68								$5.09	6f
Weighted Average Common Shares Outstanding
Used in Basic Calculation	90,500,916								94,903,429	6f
Used in Diluted Calculation	91,227,473								95,629,986	6f

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The Acquisition is accounted for as a business combination in accordance with the acquisition method of accounting under GAAP. National Fuel is deemed to be the accounting acquirer and CenterPoint Ohio is deemed to be the accounting acquiree.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of National Fuel upon consummation of the Acquisition and the other related events contemplated by the Purchase Agreement and the unaudited pro forma condensed combined financial information. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

National Fuel and CenterPoint Ohio have different fiscal year end dates. National Fuel’s fiscal year ends on September 30th of each year. CenterPoint Ohio’s fiscal year ends on December 31st of each year. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 is prepared on a combined basis using the historical unaudited consolidated balance sheet of National Fuel as of June 30, 2026 and the historical unaudited balance sheet of CenterPoint Ohio as of June 30, 2026, respectively, giving effect to the Acquisition as if it had been consummated on June 30, 2026 based on the assumptions and adjustments described in the accompanying notes.

The difference between National Fuel and CenterPoint Ohio’s fiscal year-end dates is 92 days, CenterPoint Ohio’s historical financial information has been adjusted accordingly for purposes of preparing the pro forma condensed combined statement of income. For the nine months ended June 30, 2026, CenterPoint Ohio’s financial information was derived by starting with the audited results for the fiscal year ended December 31, 2025, removing the unaudited results for the nine months ended September 30, 2025, and subsequently adding the unaudited results for the six months ended June 30, 2026.

The unaudited pro forma condensed combined statement of income for the nine months ended June 30, 2026 combines the historical unaudited consolidated statement of income of National Fuel and CenterPoint Ohio for the nine months ended June 30, 2026, giving effect to the Acquisition as if it had been consummated on October 1, 2024, the beginning of the earliest period presented based on the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of income for the year ended September 30, 2025 combines the historical audited consolidated statement of income of National Fuel for the year ended September 30, 2025, and the historical audited statement of income of CenterPoint Ohio for the year ended December 31, 2025, respectively, giving effect to the Acquisition as if it had been consummated on October 1, 2024, the beginning of the earliest period presented based on the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma adjustments represent National Fuel management’s estimates based on information available and are subject to change as additional information becomes available and analyses are performed. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the operating results and financial position of the combined company that would have occurred had the Acquisition occurred on the dates indicated. Adjustments are based on information available to management during the preparation of the pro forma financial statements and assumptions that management believes are reasonable and supportable. Further, the pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Acquisition. National Fuel’s actual financial position and results of operations following completion of the Acquisition may differ materially from these pro forma financial statements. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Acquisition.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the pro forma financial statements are based upon the number of shares of National Fuel’s common stock outstanding, assuming the acquisition occurred on October 1, 2024.

Note 2 — Accounting Policies and Reclassifications

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in National Fuel’s audited annual financial statements as of and for the year ended September 30, 2025. National Fuel’s management is currently evaluating significant accounting policy differences between the two entities. Upon the consummation of the Acquisition, National Fuel will perform a comprehensive review of CenterPoint Ohio’s accounting and financial reporting policies between the two entities and may identify differences in accounting policies between the two entities which, when conformed, could be material.

Certain reclassifications are reflected in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income to conform presentation between CenterPoint Ohio and National Fuel. These reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income of National Fuel or CenterPoint Ohio. The unaudited pro forma condensed combined financial information may not reflect all reclassifications necessary to conform CenterPoint Ohio’s presentation to that of National Fuel due to limitations on the availability of information. Additional reclassification adjustments may be identified as more information becomes available.

The following adjustments were made to derive CenterPoint Ohio’s condensed combined statement of income for the nine months ended June 30, 2026.

	A	-	B	=	C	+	D	=	E
	Year Ended December 31, 2025 (Audited)		Nine Months Ended September 30, 2025 (Unaudited)		Three Months Ended December 31, 2025 (Unaudited)		Six Months Ended June 30, 2026 (Unaudited)		Nine Months Ended June 30, 2026 (Unaudited)
Operating Revenues:
Utility revenues	$267,504		$193,325		$74,179		$171,057		$245,236
Operating Expenses:
Utility natural gas	5,549		3,341		2,208		4,187		6,395
Operation and maintenance	78,889		56,537		22,352		39,000		61,352
Depreciation & amortization	58,880		43,676		15,204		46,174		61,378
Taxes other than income taxes	42,271		31,328		10,943		26,592		37,535

	185,589		134,882		50,707		115,953		166,660

Operating Income	81,915		58,443		23,472		55,104		78,576

Other Income (Expense):
Interest expense	(10,268)		(6,895)		(3,373)		(14,753)		(18,126)
Other income, net	5,216		4,995		221		2,094		2,315

	(5,052)		(1,900)		(3,152)		(12,659)		(15,811)

Income Before Income Taxes	76,863		56,543		20,320		42,445		62,765
Income tax expense	8,449		6,924		1,525		4,155		5,680

Net Income	$68,414		$49,619		$18,795		$38,290		$57,085

The following alignment adjustments were made to conform naming convention presentations between CenterPoint Ohio and National Fuel:

	As of June 30, 2026
(Thousands of Dollars)	CenterPoint Ohio (Historical)	FSLI alignment	CenterPoint Ohio (Historical as adjusted)
ASSETS
Property, plant and equipment	$2,350,262	$-	$2,350,262
Less: accumulated depreciation and amortization	495,703	(495,703)	-
Less - Accumulated Depreciation, Depletion and Amortization	-	495,703	495,703

	1,854,559	-	1,854,559

Current Assets
Cash and cash equivalents	163	(163)	-
Cash and Temporary Cash Investments	-	163	163
Accounts receivable	47,338	(47,338)	-
Receivables - Net of Allowance for Uncollectible Accounts	-	47,338	47,338
Accrued unbilled revenues	14,679	(14,679)	-
Unbilled Revenue	-	14,679	14,679
Accounts and notes receivable - affiliated companies	29,918	-	29,918
Material and supplies	9,721	(9,721)	-
Materials and Supplies - at average cost	-	9,721	9,721
Other current assets	86	-	86

	101,905	-	101,905

Other Assets
Regulatory assets	358,905	(358,905)	-
Other Regulatory Assets	-	358,905	358,905
Goodwill	219,000	-	219,000

	577,905	-	577,905

Total Assets	$2,534,369	$-	$2,534,369

CAPITALIZATION AND LIABILITIES
Capitalization:
Additional paid-in-capital	$931,242	$-	$931,242
Retained earnings	85,055	-	85,055

Total member’s equity	1,016,297	-	1,016,297
Long-term debt - affiliated companies, net of current maturities	763,767	-	763,767

Total Capitalization	1,780,064	-	1,780,064

Current and Accrued Liabilities
Accounts payable	33,687	-	33,687
Accounts payable - affiliated companies	30,442	-	30,442
Current maturities of long-term debt - affiliated companies	59,582	-	59,582
Taxes accrued	39,223	(39,223)	-
Other current liabilities	4,627	(4,627)	-
Customer deposits	4,332	(4,332)	-
Customer Security Deposits	-	4,332	4,332
Other Accruals and Current Liabilities	-	43,850	43,850

	171,893	-	171,893

Other Liabilities
Deferred income taxes, net	213,449	(213,449)	-
Deferred Income Taxes	-	213,449	213,449
Regulatory liabilities	323,618	(323,618)	-
Other Regulatory Liabilities	-	323,618	323,618

Other Liabilities	45,345	-	45,345

	582,412	-	582,412

Total Capitalization and Liabilities	$2,534,369	$-	$2,534,369

	For the Nine Months Ended June 30, 2026
(Thousands of Dollars)	CenterPoint Ohio (Historical)	FSLI alignment	CenterPoint Ohio (Historical as adjusted)
Operating Revenues:
Utility Revenues	$245,236	$-	$245,236
Operating Expenses:
Utility natural gas	6,395	(6,395)	-
Purchased Gas		6,395	6,395
Operation and maintenance	61,352	(61,352)	-
Operating and Maintenance:
Utility	-	61,352	61,352
Property, Franchise and Other Taxes	-	37,535	37,535
Depreciation & amortization	61,378	(61,378)	-
Depreciation, Depletion and Amortization	-	61,378	61,378
Taxes other than income taxes	37,535	(37,535)	-

	166,660	-	166,660

Operating Income	78,576	-	78,576

Other Income (Expense):
Other income, net	2,315	(2,315)	-
Other Income	-	2,315	2,315
Interest expense	(18,126)	18,126	-
Other Interest Expense	-	(18,126)	(18,126)

Income Before Income Taxes	62,765	-	62,765
Income Tax Expense	5,680	-	5,680

Net Income	$57,085	$-	$57,085

	For the Year Ended December 31, 2025
(Thousands of Dollars)	CenterPoint Ohio (Historical)	FSLI alignment	CenterPoint Ohio (Historical as adjusted)
Operating Revenues:
Utility Revenues	$267,504	$-	$267,504
Operating Expenses:
Utility natural gas	5,549	(5,549)	-
Purchased Gas		5,549	5,549
Operation and maintenance	78,889	(78,889)	-
Operating and Maintenance:
Utility	-	78,889	78,889
Property, Franchise and Other Taxes	-	42,271	42,271
Depreciation & amortization	58,880	(58,880)	-
Depreciation, Depletion and Amortization	-	58,880	58,880
Taxes other than income taxes	42,271	(42,271)	-

	185,589	-	185,589

Operating Income	81,915	-	81,915

Other Income (Expense):
Other income, net	5,216	(5,216)	-
Other Income (Deductions)	-	5,216	5,216
Interest expense	(10,268)	10,268	-
Other Interest Expense	-	(10,268)	(10,268)

Income Before Income Taxes	76,863	-	76,863
Income Tax Expense	8,449	-	8,449

Net Income	$68,414	$-	$68,414

The following reclassification adjustments were made to conform presentation between CenterPoint Ohio and National Fuel:

(a) Represents the reclassification of asset retirement obligations from Other Liabilities to Asset Retirement Obligations.

(b) Represents the reclassification of $27.4 million for the nine months ended June 30, 2026 and $33.2 million for the year ended September 30, 2025, of interest expense related to long-term borrowing from Other Interest Expense to Interest Expense on Long-Term Debt.

(c) Represents the reclassification of $9.1 million for the nine months ended June 30, 2026 and $22.5 million for the year ended September 30, 2025, of other income from Other Interest Expense to Other Income (Deductions).

Note 3 — Calculation of Consideration and Preliminary Purchase Price Allocation of the Acquisition

Upon the consummation of the Acquisition, National Fuel obtained 100% of the equity interests in CenterPoint Ohio for the Acquisition Consideration of $2.62 billion. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded by National Fuel at their acquisition date fair values. The excess purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill.

Preliminary Acquisition Consideration

The preliminary fair value of the Acquisition Consideration expected to be transferred on the Acquisition closing date includes the estimated value of the cash consideration, and a Seller Note Facility. The preliminary Acquisition Consideration is as follows:

(Thousands of Dollars)
Estimated Cash Consideration(1)	$1,420,000
Seller Note Facility(2)	1,200,000

Total Preliminary Acquisition Consideration	$2,620,000

(1)	Represents the preliminary Cash Consideration to be paid to Seller pursuant to the Purchase Agreement, exclusive of closing working capital adjustments.
(2)

Represents the Seller Note Facility issued pursuant to the Purchase Agreement, with a principal amount of $1.2 billion bearing interest at 6.50% per annum to fund a portion of the Acquisition Consideration. The carrying amount approximates fair value as of the acquisition date.

Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded by National Fuel at their acquisition date fair values. The principal assets acquired consist of property, plant and equipment, and regulatory assets. The fair value of these assets approximates book value based on market participant assumptions including the anticipated recovery of these assets (under the ratemaking environment). The excess purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill.

The preliminary estimate of fair values of assets acquired and liabilities assumed have been determined by management of National Fuel using publicly available benchmarking information and other assumptions, including market participant assumptions. The purchase price allocation is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. The differences that may occur between the preliminary estimates and the final purchase price allocation when the valuation and other studies are finalized could be material.

National Fuel considered if any identifiable intangible assets were acquired in connection with the Acquisition. National Fuel identified customer relationships as an intangible asset and concluded that the indicated fair value of acquired customer relationships was rounded to zero based on preliminary valuation studies utilizing the multi-period excess earnings methodology.

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed:

(Thousands of Dollars)
Cash and Temporary Cash Investments	$163
Receivables - Net of Allowance for Uncollectible Accounts	47,338
Unbilled Revenue	14,679
Materials and Supplies - at average cost	9,721
Other current assets	86
Property, Plant and Equipment, Net	1,793,166
Other Regulatory Assets	358,905

Total Assets	$2,224,058

Accounts payable	33,687
Customer Security Deposits	4,332
Other Accruals and Current Liabilities	4,627
Other Regulatory Liabilities	323,618
Asset Retirement Obligations	35,055
Other Liabilities	10,290

Total Liabilities	411,609

Net Assets Acquired	$1,812,449
Goodwill	807,551

Fair value of consideration transferred	$2,620,000

Goodwill will not be amortized but instead will be reviewed for impairment at the reporting unit level at least annually, and more often if indicators of impairment are identified. Goodwill represents future economic benefits including going concern value, the value of future buyer and provider relationships, the opportunity to scale and expand market offerings, and other expected synergies. Goodwill recognized in the Acquisition is expected to be deductible for tax purposes.

Note 4 — Transaction Accounting Adjustments - Financing

(a) Reflects the $1.2 billion Seller Note Facility entered into between National Fuel and the Seller in connection with the Purchase Agreement. No capitalizable financing costs were incurred for the Seller Note Facility. The new Seller Note Facility is classified as short-term debt based on the Seller Note Facility’s term of 364 days.

(b) Reflects the proceeds from borrowings under National Fuel’s commercial paper program, including the Revolving Credit Facility, in the amount of $244.0 million. No capitalizable financing costs were incurred for the $244.0 million draw.

(c) Represents the elimination of the recorded interest expense in connection with the repayment of the $300.0 million current portion of National Fuel’s existing long-term notes with a maturity date in October 2026 in the amount of $12.7 million for the nine months ended June 30, 2026 and $16.5 million for the year ended September 30, 2025, respectively. The repayment was made on June 11, 2026.

(d) Represents the prepayment premium associated with the repayment of the $300.0 million short-term portion of National Fuel’s existing long-term notes with a maturity date in October 2026 in the amount of $1.2 million.

(e) Represents the elimination of the total interest expense and amortization of deferred issuance costs in connection with the Notes, as described in the Related Financing Events section above, in the amount of $4.4 million that was recorded in National Fuel’s historical statement of income for the nine months ended June 30, 2026. Refer to note 4(f) for the recording of the associated interest expense and amortization of deferred issuance costs.

(f) Represents the total interest expense and amortization of deferred issuance costs in connection with the Notes, as described in the Related Financing Events section above, in the amount of $60.4 million and $80.3 million, for the nine months ended June 30, 2026 and for the year ended September 30, 2025, respectively. Interest expense is calculated using an effective interest rate method. The weighted average effective interest rate of the Notes was 5.36%.

(g) Represents the total interest expense in the amount of $77.8 million for the year ended September 30, 2025 in connection with the Seller Note Facility to be incurred by National Fuel to fund the Acquisition as described in the Related Financing Events section above. Interest expense is calculated using an effective interest rate method. The effective interest rate for the Seller Note Facility was 6.50%.

(h) Represents the total interest expense in the amount of $10.8 million for the year ended September 30, 2025 in connection with the borrowings under National Fuel’s commercial paper program, including the Revolving Credit Facility as described in Note 4(b). Interest expense is calculated using an effective interest rate method. The effective interest rate for the borrowings was 4.45%.

(i) Represents the tax expense (benefit) impact at a statutory tax rate of 21.0% for both the nine months ended June 30, 2026 and the year ended September 30, 2025. This rate is not necessarily indicative of the effective tax rate of National Fuel following the Acquisition. The actual tax effects of the Acquisition will differ from the pro forma adjustments, and the differences may be material.

Note 5 — Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments and Assumptions

(a) Represents the adjustments to historical CenterPoint Ohio balances to reflect the impact of acquisition accounting as outlined in Note 3 above, based on the total preliminary Acquisition Consideration of $2.62 billion, which consists of (1) Cash Consideration of $1.42 billion, and (2) the Seller Note Facility in the amount of $1.2 billion.

(Thousands of Dollars)
Total Acquisition Consideration	$2,620,000
Less: identifiable net asset acquired (1)	(1,812,449)

Estimated goodwill	$807,551

CenterPoint Ohio historical goodwill	219,000

Adjustment to goodwill	$588,551

National Fuel historical goodwill	5,476

Pro forma goodwill	$813,027

(1) The purchase price allocation is based on preliminary estimates of fair value of assets acquired and liabilities assumed. The difference between the estimated total Acquisition Consideration and preliminary identifiable net assets acquired is recorded as estimated goodwill. The preliminary purchase price and purchase price allocation are presented in Note 3 above. Upon completion of the fair value assessment after the Acquisition, it is anticipated that the ultimate purchase price allocation will differ from the preliminary assessment outlined here. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill. Final consideration will be determined at the closing of the Acquisition.

The deferred income tax, net balance included in the historical balance sheet of CenterPoint Ohio reflected in Note 2 is not transferred under the Purchase Agreement based on the mutual contractual agreement between CenterPoint Ohio and National Fuel to make the IRC Section 338(h)(10) election resulting in asset step up adjustments to fair market value for tax purposes. The IRC Section 388(h)(10) election also results in the elimination of book/tax basis differences at the time of the Acquisition that would cause the establishment of deferred taxes. The outstanding deferred tax balance is assumed to be settled by the Seller at the time of closing the Acquisition in accordance with the Purchase Agreement.

The balances reflected in Note 2 for accounts and notes receivable to affiliated companies, corporate allocated property, plant and equipment, net ($61.4 million), accounts payable to affiliated companies, short-term and long-term debt with affiliated companies, and taxes accrued ($39.2 million) included in the historical balance sheet of CenterPoint Ohio are not transferred under the terms of the Purchase Agreement. These assets and liabilities are assumed to be settled by the Seller prior to closing.

(b) Represents the settlement of transaction costs accrued as of June 30, 2026 in the amount of $3.0 million and the remaining estimated transaction costs to be incurred by National Fuel in the amount of $31.7 million in connection with the Acquisition.

Note 6 — Unaudited Pro Forma Condensed Combined Statements of Income Adjustments and Assumptions

(a) Represents the elimination of the interest expense associated with CenterPoint Ohio’s extinguished short-term and long-term debt with affiliated companies in the amounts of $27.4 million and $33.1 million for the nine months ended June 30, 2026 and for the year ended September 30, 2025, respectively.

(b) Represents the elimination of the interest expense associated with the repayment of certain indebtedness of National Fuel that matured during the quarter ended March 31, 2026, in the amounts of $5.1 million and $17.7 million for the nine months ended June 30, 2026 and for the year ended September 30, 2025, respectively. The repayment was made on January 22, 2026.

(c) Represents the one-time direct and incremental transaction costs anticipated to be incurred by National Fuel prior to, or concurrent with, the Acquisition in the amount of $31.7 million and are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s Earnings Reinvested in the Business and are assumed to be cash settled. The amount is exclusive of $16.5 million one-time direct transaction costs incurred and recorded during the nine months ended June 30, 2026.

(d) Represents the elimination of the amortization expense associated with the excluded property, plant and equipment described in Note 5(a).

(e) Represents the tax expense (benefit) impact at a statutory tax rate of 21.0% for both the nine months ended June 30, 2026 and the year ended September 30, 2025. This rate is not necessarily indicative of the effective tax rate of National Fuel following the Acquisition. The actual tax effects of the Acquisition will differ from the pro forma adjustments, and the differences may be material.

(f) Represents the pro forma basic and diluted net income per share attributable to the combined entity’s common shareholders. The following pro forma weighted average shares calculations have been performed for the nine months ended June 30, 2026 and for the year ended September 30, 2025. The unaudited pro forma condensed combined earnings per share, basic and diluted, are computed by dividing net income by the weighted-average number of shares of common stock outstanding as of June 30, 2026, as adjusted for the pro forma share issuances discussed above.

For the Nine Months Ended June 30, 2026 (Thousands of dollars, except share and per common share amounts)
Numerator:
Net Income Available for Common Stock	$621,234

Denominator:
Historical National Fuel weighted average shares outstanding (basic)	93,730,191
Common shares issued in connection with Private Placement(1)	1,241,733

Pro forma weighted average shares (basic)	94,971,924

Historical National Fuel weighted average shares outstanding (diluted)	94,445,771
Common shares issued in connection with Private Placement(1)	1,241,733

Pro forma weighted average shares (diluted)	95,687,504

Pro forma net income per share attributable to common shares:
Basic	$6.54
Diluted	$6.49

(1) A total of 4,402,513 shares of National Fuel’s common stock issued in connection with the Private Placement on December 17, 2025, adjusted for the weighted average shares included in the historical National Fuel weighted average shares outstanding, basic and diluted.

For the Year Ended September 30, 2025 (Thousands of dollars, except share and per common share amounts)
Numerator:
Net Income Available for Common Stock	$486,302

Denominator:
Historical National Fuel weighted average shares outstanding (basic)	90,500,916
Common shares issued in connection with Private Placement(1)	4,402,513

Pro forma weighted average shares (basic)	94,903,429

Historical National Fuel weighted average shares outstanding (diluted)	91,227,473
Common shares issued in connection with Private Placement(1)	4,402,513

Pro forma weighted average shares (diluted)	95,629,986

Pro forma net income per share attributable to common shares:
Basic	$5.12
Diluted	$5.09

(1) A total of 4,402,513 shares of National Fuel’s common stock issued in connection with the Private Placement on December 17, 2025.